                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [x]

     Filed by a party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement.       [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2).

     [x] Definitive Proxy Statement.

     [ ] Definitive Additional Materials.

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                 Spyglass, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No Fee Required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------


     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 SPYGLASS, INC.

                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                          ON MONDAY, FEBRUARY 7, 2000

To the Stockholders of Spyglass, Inc.

     The Annual Meeting of Stockholders of Spyglass, Inc. (the "Company") will be held at the Holiday Inn, 1801 Naper Boulevard, Naperville, Illinois 60563, on Monday, February 7, 2000 at 10:00 a.m., central standard time, to consider and act upon the following matters:

     1.    To elect two Class II directors to serve for a three-year term.

     2. To approve (i) an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares issuable under the 1995 Plan from 4,250,000 to 5,050,000 and (ii) the continuance of the 1995 Plan, as amended.

     3. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 17, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors

                                            GARY L. VILCHICK, Secretary

Naperville, Illinois
December 30, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 SPYGLASS, INC.
                          Naperville Corporate Center
                              1240 East Diehl Road
                           Naperville, Illinois 60563

                                PROXY STATEMENT

           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 7, 2000

                                  INTRODUCTION

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Spyglass, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 7, 2000, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company, or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended September 30, 1999 ("Fiscal 1999") was mailed to stockholders, along with these proxy materials, on or about December 30, 1999.

QUORUM REQUIREMENT

     At the close of business on December 17, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 16,991,842 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

     The holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

     The affirmative vote of the holders of shares of Common Stock representing a plurality of the votes cast by the holders of Common Stock is required for the election of the directors. The affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast is required for the approval of the proposed amendment to, and the continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on that matter (such as the election of the Class II directors, the approval of the proposed amendment to, and continuance of, the Company's 1995 Stock Incentive Plan and the ratification of the selection of independent auditors).

BENEFICIAL OWNERSHIP OF VOTING STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock as of November 2, 1999, (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) by each director, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) by all current directors and executive officers as a group.

                                                                                        PERCENTAGE OF
                                                                NUMBER OF SHARES         OUTSTANDING
                     BENEFICIAL OWNER                         BENEFICIALLY OWNED(1)    COMMON STOCK(2)
                     ----------------                         ---------------------    ---------------
5% STOCKHOLDER
Gilder Gagnon Howe & Co. LLC (3)..........................          1,007,850               6.05%
1775 Broadway, 26(th) Floor
New York, NY 10019
DIRECTORS
Charles T. Brumback(4)....................................              8,800                  *
Douglas P. Colbeth(5).....................................            289,743               1.74%
Brian J. Jackman(6).......................................             16,100                  *
Martin J. Leamy...........................................             50,000                  *
John Shackleton(7)........................................             11,500                  *
NAMED EXECUTIVES
Daryl J. Dahlberg(8)......................................             18,284                  *
Randall T. Littleson(9)...................................             87,900                  *
Christian T. Nall.........................................                  0                  *
Gary L. Vilchick(10)......................................             73,960                  *
Ivan W. Yurtin(11)........................................             35,103                  *
All current directors and executive officers as a group
 (9 persons)(12)..........................................            576,287               3.46%

-------------------------
 *  Less than 1%
(1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options which are currently exercisable or which become exercisable within 60 days after November 2, 1999, and any reference in these footnotes to shares subject to stock options held by the person or entity in question refers only to such stock options. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2) Number of shares deemed outstanding includes 16,667,178 shares outstanding as of November 2, 1999 and any shares subject to stock options held by the person in question.
(3) Gilder Gagnon Howe & Co. LLC has shares dispositive power over 1,007,850 shares. Share ownership information is taken from a Schedule 13G, dated November 30, 1999.
(4) Includes 6,800 shares issuable upon the exercise of outstanding options.
(5) Includes 188,400 shares issuable upon the exercise of outstanding options.
(6) Includes 15,100 shares issuable upon the exercise of outstanding options.
(7) Consists of 11,500 shares issuable upon the exercise of outstanding options.
(8) Includes 7,300 shares issuable upon the exercise of outstanding options.
(9) Includes 47,900 shares issuable upon the exercise of outstanding options.
(10) Includes 28,960 shares issuable upon the exercise of outstanding options.
(11) Includes 22,500 shares issuable upon the exercise of outstanding options and 1,150 shares issuable upon the exercise of outstanding options held by his spouse.
(12) Includes 305,960 shares issuable upon the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. Currently there are two Class II directors, whose terms expire at this Annual Meeting of Stockholders, one Class III director, whose term expires at the Annual Meeting of Stockholders following the fiscal year ending September 30, 2000 ("Fiscal 2000"), and two Class I directors, whose terms expire at the Annual Meeting of Stockholders following the fiscal year ending September 30, 2001 ("Fiscal 2001") (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     The persons named in the enclosed proxy will vote to elect Martin J. Leamy and John Shackleton as Class II directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Mr. Shackleton and Mr. Leamy are currently Class II directors of the Company. They have indicated their willingness to serve, if elected, but if they should be unable or unwilling to stand for election, proxies may be voted for substitute nominees designated by the Board of Directors.

DIRECTORS OF THE COMPANY

     Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class II directors.

     NOMINEES FOR CLASS II DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002):

     MR. SHACKLETON, age 55, has been a director of the Company since January 1998. Mr. Shackleton has been the President and Chief Operating Officer of Open Text Corporation, a provider of Internet application software, since November 1998. Mr. Shackleton was the President and Chief Operating Officer of PLATINUM Technology Solutions, Inc. a provider of software and services for managing and improving information technology infrastructures, from July 1996 to November 1998. Mr. Shackleton was the Vice President of Professional Services for the Central United States and South America for Sybase, Inc., an independent software company, from October 1993 to July 1996.

     MR. LEAMY, age 42, has been a director of the Company since October 1999 and has served as President and Chief Operating Officer of the Company since August 1999. Prior to joining the Company, Mr. Leamy spent eight years with PLATINUM Technology Solutions, Inc. a provider of software and services for managing and improving information technology infrastructures, most recently as Senior Vice President, Systems Management Solutions.

     CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR FISCAL 2000):

     MR. JACKMAN, age 58, has been a director of the Company since April 1997. Mr. Jackman has been President, Tellabs Global Systems & Technologies of Tellabs, Inc. a voice and data communications equipment company, since 1998, and served as President, Tellabs Operations of Tellabs, Inc. since 1992. Mr. Jackman is also a member of the Board of Directors of Tellabs, Inc. and Catholic Charities Board of Advisors.

     CLASS I DIRECTORS (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FISCAL 2001):

     MR. BRUMBACK, age 71, has been a director of the Company since July 1998. Mr. Brumback served as Chairman of the Tribune Company, a media company, from 1993 until his retirement in 1997 and as President and CEO from 1990 to 1993. Mr. Brumback is also a member of the Board of Directors of Avid Technology, Inc.

     MR. COLBETH, age 44, has been Chairman of the Board of Directors of the Company since August 1999, and has served as Chief Executive Officer and a director of the Company since he joined the Company in April 1991. Mr. Colbeth was also President of the Company from April 1991 until August 1999. Prior to joining the Company, Mr. Colbeth spent four years at Stellar/Stardent Computer Corp., a high-end graphics workstation supplier, in various management positions, most recently as Vice President/General Manager of its AVS software business unit.

     There are no family relationships among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which meets with the Company's auditors to review and evaluate the Company's audit procedures and to recommend and implement any desired changes to the Company's audit procedures. The members of the Audit Committee are Messrs. Brumback, Jackman and Shackleton. The Audit Committee met four times during Fiscal 1999.

     The Company has a standing Compensation Committee which establishes (a) the compensation of each of the Company's executive officers, (b) compensation policies applicable to the Company's executive officers and (c) the basis for the compensation of the Company's Chief Executive Officer, including the facts and criteria on which it is based. The members of the Compensation Committee are Messrs. Brumback, Jackman and Shackleton. The Compensation Committee met once during Fiscal 1999.

     The Board of Directors met four times and acted by written consent on three occasions during Fiscal 1999. Each incumbent director attended at least 75% of the number of meetings of the Board and of the committees on which he then served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is comprised of Messrs. Brumback, Jackman and Shackleton, the Company's non-employee directors.

COMPENSATION OF DIRECTORS

     Directors of the Company are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Directors receive no other cash compensation for serving as directors.

     Under the Company's 1995 Director Stock Option Plan (the "Director Option Plan"), each non-employee director initially elected to the Board of Directors is granted an option, upon his or her initial election as a director, to purchase 20,000 shares of Common Stock. Each non-employee director is also entitled to receive an option for 5,000 shares on the date of each Annual Meeting of Stockholders. On February 9, 1999, the date of the last Annual Meeting of Shareholders, each of Messrs. Brumback, Jackman and Shackleton were granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.375 per share. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, vest or will vest over a four-year period, provided the optionholder continues to serve as a director of the Company, and expire or will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). The total number of shares of Common Stock that may be issued under the Director Option Plan is 200,000 shares.

                             EXECUTIVE COMPENSATION

  Summary Compensation

     The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (i) the Company's Chief Executive Officer, (ii) the four most highly compensated executive officers who were serving as executive officers at the end of Fiscal 1999, and (iii) one other person who served as an executive officer during Fiscal 1999, but was not so serving at the end of Fiscal 1999 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                             AWARDS(2)
                                                ANNUAL               --------------------------
                                            COMPENSATION(1)          RESTRICTED      SECURITIES
         NAME AND             FISCAL    -----------------------        STOCK         UNDERLYING       ALL OTHER
    PRINCIPAL POSITION         YEAR      SALARY         BONUS        AWARDS(3)        OPTIONS      COMPENSATION(4)
    ------------------        ------    --------       --------      ----------      ----------    ---------------
Douglas P. Colbeth........     1999     $204,750       $ 18,428       $259,208         72,000          $ 3,000
Chairman and Chief             1998      190,000              0        252,650         50,000            3,000
Executive Officer              1997      190,352         22,800              0         20,000            2,850
Gary L. Vilchick..........     1999      157,500         76,726        171,413         47,500            4,319
Executive Vice President,      1998      150,000              0        151,590         40,000            6,500
Finance, Administration        1997      150,351         18,000              0        116,000           65,393
and Operations and Chief
Financial Officer
Randall T. Littleson......     1999      149,167         43,208        171,413         47,500            3,750
Vice President and             1998      140,000         68,689        101,060         20,000            2,300
General Manager                1997      140,250         16,800              0        120,000            3,108
Daryl J. Dahlberg (5).....     1999      118,542         20,094         96,150         40,000            3,936
Controller and Vice
President of Finance and
Information Systems
Services
Christian T. Nall (6).....     1999      136,385         91,523(7)     171,413         47,500            1,997
Former Vice President,         1998      116,250        149,791(7)     151,590         20,000            2,000
Business Development
and Sales
Ivan W. Yurtin(8).........     1999      148,333         20,880         74,997         40,000            2,000
Former Vice President,
General Manager,
Professional Services

-------------------------
(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

(2) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended September 30, 1997, 1998 and 1999 ("Fiscal 1997", "Fiscal 1998" and "Fiscal 1999",
    respectively).

(3) As of September 30, 1999, 215,100 shares of restricted stock were held by the Named Executives with a value of $2,686,599 as of such date. During Fiscal 1999, 85,800 shares of restricted stock were issued to the Named Executives with a value of $1,071,642 as of September 30, 1999. Both of the above valuations were based on the fair market value of the Company's Common Stock on such date of $12.50 per share.

    These shares generally vest in equal annual installments over four years commencing on the one-year anniversary of the date of grant, subject to accelerated vesting in the event certain performance objectives of the Company are met. Dividends will be paid on the shares of restricted stock to the extent dividends are declared and paid on the Company's Common Stock.

(4) Represents the value of the Company's contribution to the 401(k) accounts of the Named Executives and, with respect to Mr. Vilchick, includes $2,300 and $60,940 in 1998 and 1997, respectively, which represents reimbursement for moving expenses.

(5) Mr. Dahlberg joined the Company in January 1998 and become an executive officer in July 1999.

(6) Mr. Nall's employment with the Company terminated on September 6, 1999.

(7) Represents bonus and sales commissions.

(8) Mr. Yurtin joined the Company in November 1997 and become an executive officer in July 1999. Mr. Yurtin's employment with the Company terminated on October 6, 1999.

     Option Grants

     The following table sets forth certain information concerning grants of stock options during Fiscal 1999 to each of the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             -------------------------------------------------------      VALUE AT ASSUMED
                                                PERCENT OF                              ANNUAL RATES OF STOCK
                                NUMBER OF      TOTAL OPTIONS   EXERCISE                PRICE APPRECIATION FOR
                                 SHARES         GRANTED TO      PRICE                      OPTION TERM(2)
                               UNDERLYING      EMPLOYEES IN      PER      EXPIRATION   -----------------------
           NAME              OPTIONS GRANTED    FISCAL YEAR    SHARE(1)      DATE          5%          10%
           ----              ---------------   -------------   --------   ----------   ----------   ----------
Douglas P. Colbeth.........      30,000            1.82%        $9.625      10/8/08     $181,593     $460,193
                                 42,000            2.55%         13.25      4/19/09      349,980      886,918
Gary L. Vilchick...........      17,500            1.06%         9.625      10/8/08      105,929      268,446
                                 30,000            1.82%         13.25      4/19/09      249,986      633,513
Randall T. Littleson.......      17,500            1.06%         9.625      10/8/08      105,929      268,446
                                 30,000            1.82%         13.25      4/19/09      249,986      633,513
Daryl J. Dahlberg..........      17,500            1.06%         9.625      10/8/08      105,929      268,446
                                 22,500            1.37%          9.25      3/26/09      130,889      331,698
Christian T. Nall..........      17,500            1.06%         9.625      10/8/08      105,929      268,446
                                 30,000            1.82%         13.25      4/19/09      249,986      633,513
Ivan W. Yurtin.............      40,000            2.43%          9.25      3/26/09      232,691      589,685

-------------------------
(1) Options are incentive stock options or nonstatutory stock options, become exercisable over a four-year period and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

     Option Exercises and Holdings

     The following table sets forth certain information concerning the aggregate number of shares of Common Stock acquired upon option exercises by the Named Executives during Fiscal 1999 and the value realized upon exercise as well as the number and value of unexercised options held by each of the Named Executives on September 30, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                               SHARES                    OPTIONS AT FISCAL YEAR END        FISCAL YEAR END (2)
                              ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME              ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Douglas P. Colbeth.........    75,000      $1,462,064      175,800        106,200      $1,922,425      $315,375
Gary L. Vilchick...........    56,000         808,787       30,100         94,900         197,313       355,188
Randall T. Littleson.......    20,880         307,940       37,000         89,620         208,425       298,188
Daryl J. Dahlberg..........     8,400          98,700        3,600         58,000          25,200       249,438
Christian T. Nall..........    53,480         628,917        5,520              0          32,700             0
Ivan W. Yurtin.............    21,250         310,781            0         81,250               0       465,156

-------------------------
(1) Based on the fair market value of the Common Stock on the date of exercise less the option exercise price.

(2) Based on a value of $12.50 per share, the fair market value of the Common Stock on September 30, 1999, less the option exercise price.

EMPLOYMENT AGREEMENTS

     In April 1991, the Company entered into an Employment and Confidentiality Agreement with Mr. Colbeth, pursuant to which the Company agreed to employ Mr. Colbeth as its Chief Executive Officer. Under the terms of this Agreement, which has no stated term, the Company issued 331,590 shares of Common Stock to Mr. Colbeth in the form of a bonus; the Company had certain repurchase rights with respect to some or all of such shares in the event of the termination of Mr. Colbeth's employment on or before March 31, 1995. This Agreement also includes a covenant by Mr. Colbeth not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     In August 1999, the Company entered into an Employment and Confidentiality Agreement with Mr. Leamy, pursuant to which the Company agreed to employ Mr. Leamy as its President and Chief Operating Officer. Under the terms of this Agreement, which has no stated term, Mr. Leamy's initial annual salary shall be $240,000. The Company issued Mr. Leamy options to purchase a total of 150,000 shares of Common Stock, which vest as to 28% of the shares on the first anniversary of the date of grant and vest as to an additional 6% of the shares at the end of each subsequent calendar quarter until September 30, 2003. The Company also issued Mr. Leamy 50,000 shares of Common Stock at a purchase price of $.01 per share, which vest in four equal annual installments. The shares are subject to repurchase by the Company with respect to some or all of such shares in the event of the termination of Mr. Leamy's employment on or before October 8, 2003. The repurchase rights of the Company with respect to such shares can be terminated prior to such date if the Company achieves certain revenue and operating profit goals during or before the fiscal year ending September 30, 2002. This agreement also includes a covenant by Mr. Leamy not to compete with the business of the Company, or to solicit any employees of the Company, during the two-year period following his employment termination, and contains customary confidentiality and invention assignment provisions.

     The Company is party to senior management retention agreements providing contingent severance payments ("Retention Agreements") with five executive officers (including Messrs. Colbeth, Dahlberg, Leamy, Littleson and Vilchick) which would become operative following a "change in control" of the

Company, as defined in the Retention Agreements. The Company believes that these agreements will better ensure the retention of those officers and enable them to devote their full attention and energies to the Company's business without the distractions that might arise in the circumstances addressed in the agreements. The Retention Agreements continue in effect while the executive is employed by the Company until December 31, 1999, automatically renew for additional one year terms unless specified advance written notice is given by the Company and remain in effect for 24 months following a change in control. If the executive's employment is terminated within 24 months following a change in control, the executive would become entitled to various benefits under the Retention Agreements, including (i) the executive's annual base salary through the date of the termination, (ii) a bonus for the current fiscal year through the date of termination equal to a prorated fraction of the executive's bonus for the most recently completed fiscal year, (iii) one year's salary and bonus equal to the highest salary and bonus received by the executive in the five year period prior to the change in control and (iv) continued employee benefits for 12 months after the date of termination. If, within 24 months following a change in control, an executive voluntarily terminates his or her employment without "good reason," as defined in the Retention Agreements, or the executive's employment is terminated because of death or disability, the executive is entitled only to items (i) and (ii) described above. If, within 24 months following a change in control, the executive is terminated by the Company for "cause" as defined in the Retention Agreements, he or she is only entitled to receive the payment described in item (i) above.

     The Retention Agreements provide that the above payments would be subject to reduction to the extent that any payment was subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, if such reduction would result in a greater after tax payment to the executive.

REPORT OF COMPENSATION COMMITTEE

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is comprised of Messrs. Brumback, Jackman and Shackleton, the Company's non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company's Chief Executive Officer (the "CEO"). The Company's executive compensation plan is comprised of several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses and long-term incentive stock awards.

     The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from Mr. Colbeth. In establishing base salaries for executive officers the Committee considers numerous factors such as: a review of salaries in comparable software companies, the executive's responsibilities, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon enhanced individual performance and/or increases in an executive's responsibilities.

     The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable software companies, and, for executive officers other than the CEO, based upon recommendations from Mr. Colbeth. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company financial goals are established by the Board of Directors at the beginning of the fiscal year, in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved, the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive by Mr. Colbeth and an executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

     The criteria used in determining the CEO's annual bonus are also established by the Compensation Committee at the beginning of the fiscal year. In Fiscal 1999, Mr. Colbeth's bonus was based upon the attainment of specified earnings per share goals and the enhancement of the Company's management team.

     The Company's 1995 Stock Incentive Plan (the "1995 Plan") authorizes the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers become exercisable over a four-year period and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company's 1995 Plan, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

     Furthermore, the 1995 Plan authorizes the Committee to grant awards of restricted stock entitling recipients to purchase common stock from the Company. The Committee determines the prices and terms at which such awards are granted. As part of the Committee's long-term compensation plan for 1999, restricted stock awards for an aggregate of 85,800 shares of Common Stock were issued to executives, including the CEO. Such awards generally vest over four years in equal annual installments commencing on the one-year anniversary of the date of grant, subject to accelerated vesting in the event certain performance objectives of the Company are met. The unvested portion of the Common Stock subject to the award is subject to a right of repurchase in favor of the Company upon the termination of the recipient's employment or other relationship with the Company.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to the five most highly paid executives of the Company will not be deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. The Company has structured the 1995 Plan and the grants of options thereunder such that gains realized by executives upon the exercise of such stock options generally should be deductible under Section 162(m). The Committee intends to periodically review the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m).

                                            Compensation Committee

                                            Charles T. Brumback
                                            Brian J. Jackman
                                            John Shackleton

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from June 27, 1995 (the date the Common Stock of the Company commenced public trading) through September 30, 1999 (the end of Fiscal
1999) with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the Inter@ctive Week Internet Index. This graph assumes the investment of $100 on June 27, 1995 in the Company's Common Stock, the Nasdaq Composite Index and the Inter@ctive Week Internet Index, and assumes dividends are reinvested.

                               PERFORMANCE GRAPH

----------------------------------------------------------------------------------------------------------------------
                          June 27,   September 30,   September 30,   September 30,   September 30,   September 30,
                            1995         1995            1996            1997            1998            1999
----------------------------------------------------------------------------------------------------------------------
Spyglass, Inc.            $100.00       $168.66         $139.17         $ 71.89         $ 94.01         $ 92.17
----------------------------------------------------------------------------------------------------------------------
 Nasdaq Composite Index   $100.00       $113.48         $133.42         $183.31         $184.20         $298.64
----------------------------------------------------------------------------------------------------------------------
 Inter@ctive Week
   Internet Index         $100.00       $119.30         $141.45         $160.66         $208.03         $179.77
----------------------------------------------------------------------------------------------------------------------

             APPROVAL OF AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN

     On October 13, 1999, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1995 Stock Incentive Plan (the "1995 Plan") increasing the number of shares of Common Stock authorized for issuance pursuant to the 1995 Plan from 4,250,000 to 5,050,000, in the aggregate. The amendment was adopted because the Company believes that available shares under the 1995 Plan will not be sufficient to satisfy the Company's compensation and hiring needs through Fiscal 2000. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officers and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met.

     In order for options and restricted stock awarded under the 1995 Plan, as amended by the amendment, to comply with Section 162(m) after the Annual Meeting, the continuance of the 1995 Plan must be approved by stockholders. If the stockholders do not vote to continue the 1995 Plan, the Company will not grant any further options or make any further awards of restricted stock under the 1995 Plan.

     The Board of Directors believes that awards under the 1995 Plan, including stock options, have been and will continue to be, an important compensation element in attracting and retaining key employees who are expected to contribute to the Company's growth and success. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

SUMMARY OF THE 1995 PLAN

     The Company's 1995 Plan took effect upon the closing of the Company's initial public offering of Common Stock on June 27, 1995. The 1995 Plan enables the Company to grant options (including options intended to qualify as incentive stock options under Section 422 of the Code and nonstatutory stock options) to make awards of restricted Common Stock, and to issue certain other equity-related securities of the Company to employees and directors of and consultants to the Company. Under present law, however, incentive stock options only many be granted to employees. Stock options entitle the optionee to purchase Common Stock from the Company for a specified exercise price during a period specified in the applicable option agreement. Restricted stock awards entitle the recipient to purchase Common Stock from the Company under terms which provide for vesting over a period of time and a right of repurchase in favor of the Company of the unvested portion of the Common Stock subject to the award upon the termination of the recipient's employment or other relationship with the Company. The 1995 Plan is administered by the Compensation Committee of the Board of Directors, which selects the persons to whom stock options and restricted stock awards are granted and determines the number of shares of Common Stock covered by the option or award, its exercise price or purchase price, its vesting schedule and (in the case of stock options) its expiration date. Stock options granted under the 1995 Plan are generally nontransferable, and they generally become exercisable over a four-year period and expire ten years after the date of grant (subject to earlier termination in the event of the termination of the optionee's employment with the Company).

     As option grants and the grants of other equity-related securities under the 1995 Plan are discretionary, the Company cannot now determine the number of any such securities to be granted to any particular executive officer, executive officers as a group, non-employee directors or non-executive officers and employees as a group. However, under the terms of the 1995 Plan, no employee may be granted awards or options with respect to more than 300,000 shares during any calendar year.

     Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1995 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     As of November 30, 1999, the Company had granted options under the 1995 Plan to purchase an aggregate of 5,487,762 shares of Common Stock. Of these options 1,134,500 were granted to the current executive officers of the Company and none were granted to non-employee directors of the Company. As of November 30, 1999, the Company has granted 238,000 shares of restricted stock to current executive officers of the Company. As of November 30, 1999, the Company had not granted any stock appreciation rights, performance shares, or unrestricted stock under the 1995 Plan. As of November 30, 1999, there were 162 employees and directors of and consultants to the Company who were eligible to receive awards under the 1995 Plan. As of November 30, 1999, 320,348 shares remained available for future issuance under the 1995 Plan.

     The 1995 Plan will remain in effect until May 7, 2005 (except that it will continue in effect as to equity-related securities outstanding on that date), unless terminated earlier by the Board of Directors. The Board of Directors may amend, suspend or terminate the 1995 Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock option and restricted stock awards granted under the 1995 Plan and with respect to the sale of Common Stock acquired under the 1995 Plan.

     Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under
Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

     Tax Consequences to the Company. The grant of an award under the 1995 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1995 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1995 Plan, including in connection with a restricted stock award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP as the Company's independent auditors for the current fiscal year. Ernst & Young LLP has served as the Company's independent auditors since July 1997. Although stockholder approval of the Board of Directors' selection of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during Fiscal 1999 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a), except as described below.

     Daryl J. Dahlberg, Controller and Vice President of Finance and Information Systems, and Ivan W.Yurtin, Vice President, General Manager, Professional Services, filed their Initial Statement of Beneficial Ownership of Securities on Form 3 eighteen days after the required filing date.

MATTERS TO BE CONSIDERED AT THE MEETING

     The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, email and personal interviews. Georgeson Shareholder Communications, Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Georgeson Shareholder Communications, Inc. a fee of $6,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") to be presented at the Annual Meeting of Stockholders for the fiscal year ending September 30, 2000 must be received by the Company at its principal executive offices no later than September 2, 2000 in order to be considered for inclusion in the Company's proxy materials for the meeting.

     The Company's by-laws require that the Company be given advance written notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the date of the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be delivered or mailed to the Secretary not later than the close of business on the tenth day following the date on which the notice of the meeting was mailed or public disclosure was made, whichever occurs first. The Company's by-laws also specify requirements relating to the content of the notice which stockholders must provide to the Secretary of the Company for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

                                          By Order of the Board of Directors,

                                          GARY L. VILCHICK
                                          Secretary

December 30, 1999

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                 SPYGLASS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 7, 2000

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Douglas P. Colbeth and Gary L. Vilchick, and each of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the Annual Meeting of Stockholders of Spyglass, Inc. to be held on February 7, 2000 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" PROPOSAL NUMBERS 1, 2 AND 3.

                 PLEASE VOTE, DATE, AND SIGN ON THE OTHER SIDE
                 AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

     HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?


------------------------------------    ------------------------------------

------------------------------------    ------------------------------------

------------------------------------    ------------------------------------

[X] Please mark your votes as in this example.

    A vote FOR the director nominees and FOR proposal numbers 2 and 3 is recommended by the Board of Directors.

                                               With-                                   FOR   AGAINST   ABSTAIN
                                        For    hold

1) Election of two Class II Directors,                 2) Amendment to the
   John Shackleton and                  [ ]     [ ]       Company's 1995 Stock
   Martin J. Leamy                                        Incentive Plan and the
                                                          continuance of the 1995
                                                          Stock Incentive Plan,
                                                          as amended.                  [ ]     [ ]       [ ]

   IF YOU DO NOT WISH YOUR SHARES
   VOTED "FOR" FOR A PARTICULAR                        3) Ratification of appointment
   NOMINEE, MARK THE "FOR"                                of independent auditors.     [ ]     [ ]       [ ]
   BOX AND STRIKE A LINE
   THROUGH THE NOMINEE'S NAME.
   YOUR SHARES WILL BE VOTED FOR
   THE REMAINING NOMINEE.
   MARKING THE "FOR" BOX
   WITHOUT STRIKING A LINE THROUGH THE
   NOMINEE'S NAME INDICATES A
   VOTE FOR BOTH NOMINEES.



                                        MARK BOX AT RIGHT IF
                                        COMMENTS OR ADDRESS
                                        HAVE BEEN NOTED ON THE        [ ]
                                        REVERSE SIDE OF THIS CARD




PLEASE BE SURE TO SIGN AND DATE THIS PROXY.  PLEASE READ THE REVERSE SIDE OF THIS CARD.

SIGNATURE(S)___________________________________________________________________________________________
              Stockholder sign here               Co-owner sign here                            Date

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                                                                        APPENDIX

                                 SPYGLASS, INC.


                      1995 STOCK INCENTIVE PLAN, AS AMENDED

1.     Purpose

       The purpose of this 1995 Stock Incentive Plan (the "Plan") of Spyglass, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company by enhancing its ability to attract and retain key employees, consultants and others who are in a position to contribute to the Company's future growth and success.

2.     Definitions

       "Award" means any Option, Stock Appreciation Right, Performance Shares, Restricted Stock or Unrestricted Stock awarded under the Plan.

       "Board" means the Board of Directors of the Company.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that if and when the Common Stock is registered under Section 12 of the Exchange Act, each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act ("Rule 16b-3").

       "Common Stock" means the Common Stock, $.01 par value per share, of the Company.

       "Company" means Spyglass, Inc. and, except where the context otherwise requires, all present and future subsidiaries of Spyglass, Inc. as defined in
Section 424(f) of the Code.

       "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

       "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Board in good faith or in the manner established by the Board from time to time.

       "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

       "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

       "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

       "Participant" means a person selected by the Board to receive an Award under the Plan.

       "Performance Shares" mean shares of Common Stock which may be earned by the achievement of performance goals established for a Participant under
Section 8.

       "Reporting Person" means a person subject to Section 16 of the Exchange Act or any successor provision.

       "Restricted Period" means the period of time selected by the Board during which shares subject to a Restricted Stock Award may be repurchased by or forfeited to the Company.

       "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9.

       "Stock Appreciation Right" or "SAR" means a right to receive any excess in Fair Market Value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

       "Unrestricted Stock" means shares of Common Stock awarded to a Participant under Section 9(c).

3.     Administration

       The Plan will be administered by the Board. The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time, and to interpret the provisions of the Plan. The Board's decisions shall be final and binding. No member of the Board shall be liable for any action or determination relating to the Plan made in good faith. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Board shall fix the maximum amount of such Awards to be made by such executive officers and a maximum amount for any one Participant. To the extent permitted by applicable law, the Board may appoint a Committee to administer the Plan and, in such event, all references to the Board in the Plan shall mean such Committee or the Board. All decisions by the Board or the Committee pursuant to the Plan shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

4.     Eligibility

       All of the Company's employees, officers, directors, consultants and advisors who are expected to contribute to the Company's future growth and success, other than persons who have irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive Incentive Stock Options under the Code.

5.     Stock Available for Awards

       (a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to 5,050,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required under the Code and provided that shares made available pursuant to this sentence shall be available for Awards to Reporting Persons only to the extent consistent with Rule 16b-3. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

       (b) In the event that the Board, in its sole discretion, determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Board, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Board may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

       (c) The Board may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company (or a subsidiary of the Company) or the acquisition by the Company (or a subsidiary of the Company) of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

       (d) Subject to adjustment under Section 5(b), the maximum number of shares with respect to which an Award may be granted to any employee under the Plan shall not exceed 300,000 per calendar year. For purposes of calculating such maximum number, (a) an Award shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding Award or issuance of a new Award in substitution for a cancelled Award shall be deemed to constitute the grant of a new additional Award separate from the original grant of the Award that is repriced or cancelled.

6.     Stock Options

       (a) General

           (i) Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Nonstatutory Stock Options, and determine the number of shares of Common Stock to be covered by each Option, the option price of such Option and the conditions and limitations applicable to the exercise of such Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

           (ii) The Board shall establish the exercise price at the time each Option is awarded. In the case of Incentive Stock Options, such price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award.

           (iii) Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award or thereafter. The Board may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

           (iv) Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or check in an amount equal to the exercise price of such Options or, to the extent permitted by the Board at or after the award of the Option, by (A) delivery of shares of Common Stock owned by the optionee for at least six months (or such shorter period as is approved by the Board), valued at their Fair Market Value, (B) delivery of a promissory note of the optionee to the Company on terms determined by the Board, (C) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, (D) payment of such other lawful consideration as the Board may determine, or (E) any combination of the foregoing.

           (v) The Board may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of the exercise price of an Option for up to the number of shares so delivered.

           (vi) The Board may at any time accelerate the time at which all or any part of an Option may be exercised.

       (b) Incentive Stock Options

           Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

           (i) All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options. The Option exercise period shall not exceed ten years from the date of grant.

           (ii) If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rule of Section 424(b) and of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                 (x) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

                 (y) The option exercise period shall not exceed five years from the date of grant.

           (iii) For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate Fair Market Value (determined as of the respective date or dates of grant) of more than $100,000.

           (iv) No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the date of grant of his or her Option, employed by the Company, except that:

                 (x) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such Option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Nonstatutory Stock Option under the Plan;

                 (y) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an employee, the Incentive Stock Option may be exercised by the Participant's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement); and

                 (z) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date of death (or within such lesser period as may be specified in the applicable Option agreement).

For all purposes of the Plan and any Option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

           (v) Incentive Stock Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee.

7.     Stock Appreciation Rights

       (a) The Board may grant SARs entitling recipients on exercise of the SAR to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in the Fair Market Value of the Common Stock between the date of the Award and the exercise of the Award. A SAR shall entitle the Participant to receive, with respect to each share of Common Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted. The Board may also grant SARs that provide that, following a change in control of the Company (as defined by the Board at the time of the Award), the holder of such SAR will be entitled to receive, with respect to each share of Common Stock subject to the SAR, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such change in control over the Fair Market Value of a share of Common Stock on the date the SAR was granted.

       (b) SARs may be granted in tandem with, or independently of, Options granted under the Plan. A SAR granted in tandem with an Option which is not an Incentive Stock Option may be granted either at or after the time the Option is granted. A SAR granted in tandem with an Incentive Stock Option may be granted only at the time the Option is granted.

       (c) When SARs are granted in tandem with Options, the following provisions will apply:

           (i) The SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

           (ii) The SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR.

           (iii) The Option will terminate and no longer be exercisable upon the exercise of the related SAR.

           (iv)  The SAR will be transferable only with the related Option.

           (v) A SAR granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

       (d) A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify.

       (e) The Board may at any time accelerate the time at which all or any part of the SAR may be exercised.

8.     Performance Shares

       (a) The Board may make Performance Share Awards entitling recipients to acquire shares of Common Stock upon the attainment of specified performance goals. The Board may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Board in its sole discretion shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Board may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Share Awards under the Plan.

       (b) Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

       (c) A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to an Award but not actually received by the Participant. A Participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Share Award only upon satisfaction of all conditions specified in the agreement evidencing the Performance Share Award.

       (d) The Board may at any time accelerate or waive any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

9.     Restricted and Unrestricted Stock

       (a) The Board may grant Restricted Stock Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price (or to require forfeiture of such shares if purchased at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable Restricted Period or Restricted Periods established by the Board for such Award. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

       (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the applicable Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the Restricted Period, the Company (or such designee) shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

       (c) The Board may, in its sole discretion, grant (or sell at a purchase price determined by the Board, which shall not be lower than 85% of Fair Market Value on the date of sale) to Participants shares of Common Stock free of any restrictions under the Plan ("Unrestricted Stock").

       (d) The purchase price for each share of Restricted Stock and Unrestricted Stock shall be determined by the Board of Directors and may not be less than the par value of the Common Stock. Such purchase price may be paid in the form of past services or such other lawful consideration as is determined by the Board.

       (e) The Board may at any time accelerate the expiration of the Restricted Period applicable to all, or any particular, outstanding shares of Restricted Stock.

10.    General Provisions Applicable to Awards

       (a) Applicability of Rule 16b-3. Those provisions of the Plan which make an express reference to Rule 16b-3 shall apply to the Company only at such time as the Company's Common Stock is registered under the Exchange Act, or any successor provision, and then only to Reporting Persons.

       (b) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3, (i) any Option, SAR, Performance Share Award or other similar right related to an equity security issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative, and (ii) the selection of a Reporting Person as a Participant and the terms of his or her Award shall be determined only in accordance with the applicable provisions of Rule 16b-3.

       (c) Documentation. Each Award under the Plan shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable. Such instruments may be in the form of agreements to be executed by both the Company and the Participant, or certificates, letters or similar documents, acceptance of which will evidence agreement to the terms thereof and of this Plan.

       (d) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Board at the time of award or at any time thereafter.

       (e) Termination of Status. Subject to the provisions of Section 6(b)(iv), the Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other termination of employment or other status of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may exercise rights under such Award.

       (f) Mergers, Etc. In the event of a consolidation, merger or other reorganization in which all of the outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity (an "Acquisition") or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions as to outstanding Awards: (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) on such terms as the Board determines to be appropriate, (ii) upon written notice to Participants, provide that all unexercised Options or SARs will terminate immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice, (iii) in the event of an Acquisition under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Acquisition (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the difference between (A) the Acquisition Price times the number of shares of Common Stock subject to outstanding Options or SARs (to the extent then exercisable at prices not in excess of the Acquisition Price) and (B) the aggregate exercise price of all such outstanding Options or SARs in exchange for the termination of such Options and SARs, and (iv) provide that all or any outstanding Awards shall become exercisable or realizable in full prior to the effective date of such Acquisition.

       (g) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, and subject to such conditions as the Board may establish, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

       (h) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

       (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

       (j) Cancellation and New Grant of Options. The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled Options or (ii) the amendment of the terms of any and all outstanding Options under the Plan to provide an option exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Options.

       (k) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (iii) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (iv) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

11.    Miscellaneous

       (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or service for the Company. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

       (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the record holder thereof.

       (c) Exclusion from Benefit Computations. No amounts payable upon exercise of Awards granted under the Plan shall be considered salary, wages or compensation to Participants for purposes of determining the amount or nature of benefits that Participants are entitled to under any insurance, retirement or other benefit plans or programs of the Company.

       (d) Effective Date and Term. The Plan shall become effective upon the closing of the Company's initial public offering. No Award granted under the Plan shall become effective until the Plan shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, no Options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. No Award may be made under the Plan after May 7, 2005, but Awards previously granted may extend beyond that date.

       (e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. Amendments requiring stockholder approval shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company's stockholders. If such stockholder approval is not obtained within twelve months of the Board's adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant.

       (f) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.